Exhibit 4.2

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of September 9, 2014 (this “Amendment”), is by and among CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a Texas limited liability company (the “Borrower”), the Extending Banks (each of which is designated as such on its signature page hereto, collectively, the “Extending Banks”), the New Banks (each of which is designated as such on its signature page hereto, collectively, the “New Banks”) and each Declining Bank (each of which is designated as such on its signature page hereto, collectively, the “Declining Banks”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Banks (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the banks and other financial institutions from time to time parties thereto (collectively, the “Banks”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 9, 2011 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Banks agree to amend the Credit Agreement as provided herein (the Credit Agreement, as amended hereby, the “Amended Credit Agreement”), and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 2.7 of the Amended Credit Agreement, the Borrower has requested that the Maturity Date for each Bank be extended to September 9, 2019 (the “Extension”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment which are defined in the Amended Credit Agreement shall have the meanings assigned to such terms in the Amended Credit Agreement. The interpretive provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or other relevant sanctions authority.

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “FATCA” and “L/C Commitment” in their entirety with the following definitions:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement between the United States and another country modifying the provisions of the foregoing.

“L/C Commitment” means the amount of $40,000,000.

(c) The definition of “Eurodollar Rate” in Section 1.1 of the Credit Agreement is hereby amended to (i) delete the words “British Bankers Association” and (ii) replace such words with the words “ICE Benchmark Administration”.

(d) Section 2.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the terms and conditions set forth herein (including satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2), from time to time during the period from the Closing Date until the Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by the Swingline Lender exceeding $21,000,000 (the “Swingline Commitment”) or (ii) the Total Outstanding Extensions of Credit exceeding the Total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Each Swingline Loan shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. The Swingline Loans may from time to time be (i) ABR Loans, (ii) Money Market Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent and the Swingline Lender in accordance herewith (and shall not be entitled to be converted into Eurodollar Rate Loans). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. The Borrower hereby unconditionally promises to pay to the Swingline Lender (or, as contemplated by Section 2.4(c) below, the Administrative Agent) the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fourteenth (14th) Business Day after such Swingline Loan is made.”

(e) Section 2.5(a)(ii) of the Credit Agreement is hereby amended to delete the second proviso therein in its entirety and replace such proviso with the following:

“provided, further, that (i) JPMorgan Chase Bank, N.A. shall not be required, without its consent, to issue Letters of Credit in excess of $32,000,000 at any time outstanding and (ii) The Royal Bank of Scotland plc shall not be required, without its consent, to issue Letters of Credit in excess of $8,000,000 at any time outstanding.”

(f) Section 2.7 of the Credit Agreement is hereby amended to delete (i) clause (i) in the proviso therein in its entirety and (ii) “and (ii)” in such proviso.

(g) Section 4.1(b) of the Credit Agreement is hereby amended to add “or liquidity” after the term “capital adequacy” in both instances where such term appears therein.

(h) Section 4.7(b) of the Credit Agreement is hereby amended to add at the end of clause (ii) therein “or a Declining Bank”.

(i) The following new Section 6.1(r) is added to Section 6.1 of the Credit Agreement after Section 6.1(q):

“(r) Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will result in a violation by the Borrower or any of its Subsidiaries of any Anti-Corruption Law or applicable Sanctions.”

(j) Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Use of Proceeds. (i) The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 6.1(g), and it will not use any Letter of Credit or the proceeds of any Loan for any purpose that would violate the provisions of the margin regulations of the Board. The Borrower will not, and will not permit any of its Subsidiaries to, engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock. Letters of Credit will be issued only to support the general corporate purposes of the Borrower and its Subsidiaries. (ii) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation by the Borrower or any Subsidiary thereof of any Sanctions applicable thereto.”

(k) Section 8.1(d) of the Credit Agreement is hereby amended to insert “, 7.1(b)(ii)” after “Section 7.1(a)(v)(A)”.

(l) Section 10.6(b) of the Credit Agreement is hereby amended to replace the phrase “Each Bank that sells a participation, acting solely for this purpose as an agent of the Borrower” with “Each Bank that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower”.

SECTION 3. Extension of the Maturity Date. Effective as of the date hereof:

(a) Extension. Pursuant to Section 2.7 of the Amended Credit Agreement, each Extending Bank and each New Bank hereby (i) agrees to the Extension and (ii) agrees that the Maturity Date with respect to such Person’s Commitment shall be September 9, 2019 (subject to the further extension thereof pursuant to Section 2.7).

(b) Commitment Reallocations. In connection with the Extension, after giving effect to this Amendment:

(i) Schedule 1.1(A) of the Credit Agreement is hereby amended to replace such Schedule in its entirety with a new Schedule 1.1(A) annexed hereto as Exhibit A (“New Schedule 1.1(A)”);

(ii) each New Bank hereby (x) provides a Commitment in the amount set forth opposite such New Bank’s name on New Schedule 1.1(A) and (y) becomes a Bank under the Amended Credit Agreement (as it may be further amended, restated, supplemented or otherwise modified from time to time) as of the Amendment Effective Date and shall be bound thereby and entitled to the benefits thereof;

(iii) each Extending Bank whose Commitment amount set forth opposite such Extending Bank’s name on New Schedule 1.1(A) is greater than such Extending Bank’s Commitment in effect immediately prior to giving effect to this Amendment hereby increases its Commitment such that, after giving effect to this Amendment, such Extending Bank has a Commitment in the amount set forth opposite its name on New Schedule 1.1(A); and

(iv) pursuant to Section 4.7 of the Amended Credit Agreement, the Commitment of each Declining Bank is hereby terminated in full and each Declining Bank shall cease to be a party to the Amended Credit Agreement and shall no longer be a Bank thereunder.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:

(a) both immediately before and after giving effect to this Amendment, all representations and warranties of the Borrower contained in Section 6.1 of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date;

(b) both immediately before and after giving effect to this Amendment, no Default or Event of Default exists or is continuing;

(c) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s limited liability company powers and have been duly authorized by all necessary limited liability company action; and

(d) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

(a) the Administrative Agent shall have received counterparts of this Amendment fully executed and delivered by the Borrower and each Bank; and

(b) the Administrative Agent shall have received (i) all fees required to be paid, including, without limitation, and to the extent necessary, (x) all accrued and unpaid Commitment Fees and (y) the fees described in that certain Fee Letter dated as of August 27, 2014, by and among the Borrower, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Citibank, N.A. and Citigroup Global Markets Inc. and (ii) all reasonable out-of-pocket expenses required to be paid by the Borrower to the Administrative Agent under Section 10.5 of the Credit Agreement for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one Business Day prior to the date hereof.

SECTION 6. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans, in whole or in part, prior to the effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery of this Amendment and prior to the effectiveness hereof.

SECTION 8. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9. Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 10. Entire Agreement. This Amendment and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC,
as the Borrower

By:	/s/ Carla Kneipp
Name:	Carla Kneipp
Title:	Vice President and Treasurer

Second Amendment to Credit Agreement

(CEHE)

JPMORGAN CHASE BANK, N.A., as Administrative Agent, the Swingline Lender, a Bank, an Issuing Bank and an Extending Bank

By:	/s/ Bridget Killackey
Name:	Bridget Killackey
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

BANK OF AMERICA, N.A., as a Bank and an Extending Bank

By:	/s/ Will Merritt
Name:	Will Merritt
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

THE ROYAL BANK OF SCOTLAND PLC, as a Bank, an Issuing Bank and an Extending Bank

By:	/s/ Emily Freedman
Name:	Emily Freedman
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

BARCLAYS BANK PLC, as a Bank and an Extending Bank

By:	/s/ Vanessa Kurbatskiy
Name:	Vanessa Kurbatskiy
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

CITIBANK, N.A., as a Bank and an Extending Bank

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank and an Extending Bank

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank and an Extending Bank

By:	/s/ Nick Brokke
Name:	Nick Brokke
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

ROYAL BANK OF CANADA, as a Bank and an Extending Bank

By:	/s/ Rahul D. Shah
Name:	Rahul D. Shah
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CEHE)

SUNTRUST BANK, as a Bank and an Extending Bank

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

Second Amendment to Credit Agreement

(CEHE)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank and an Extending Bank

By:	/s/ Chi-Cheng Chen
Name:	Chi-Cheng Chen
Title:	Director

Second Amendment to Credit Agreement

(CEHE)

UBS AG, STAMFORD BRANCH, as a Bank and a Declining Bank

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

Second Amendment to Credit Agreement

(CEHE)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank and an Extending Bank

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CEHE)

GOLDMAN SACHS BANK USA, as a Bank and an Extending Bank

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CEHE)

MIZUHO BANK (USA), as a Bank and an Extending Bank

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

Second Amendment to Credit Agreement

(CEHE)

MORGAN STANLEY BANK, N.A., as a Bank and an Extending Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CEHE)

U.S. BANK NATIONAL ASSOCIATION, as a Bank and an Extending Bank

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

REGIONS BANK, as a Bank and a New Bank

By:	/s/ Joey Powell
	Name:	Joey Powell
	Title:	Sr. Vice President

Second Amendment to Credit Agreement

(CEHE)

COMERICA BANK, as a Bank and an Extending Bank

By:	/s/ Vishakha Deora
Name:	Vishakha Deora
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

PNC BANK, NATIONAL ASSOCIATION, as a Bank and an Extending Bank

By:	/s/ Jon R. Hinard
Name:	Jon R. Hinard
Title:	Senior Vice President

Second Amendment to Credit Agreement

(CEHE)

THE NORTHERN TRUST COMPANY, as a Bank and an Extending Bank

By:	/s/ Keith Burson
Name:	Keith Burson
Title:	Vice President

Second Amendment to Credit Agreement

(CEHE)

EXHIBIT A

SCHEDULE 1.1(A)

SCHEDULE OF COMMITMENTS AND ADDRESSES

Names and Address of Banks	Commitment

JPMorgan Chase Bank, N.A. JPMorgan Loan Services 1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Omar Jones Tel: 713-750-7912 Telecopy: 713-750-2666 omar.e.jones@jpmorgan.com	$21,061,227.00

Bank of America, N.A. 100 North Tryon Street; NC1-007-17-18 Charlotte, NC 28255 Attn: Michael Mason Tel: 980-683-1839 Telecopy: 980-233-7196 Michael.Mason@baml.com	$21,061,224.00

The Royal Bank of Scotland plc 600 Washington Boulevard Stamford, CT 06901 Attn: Javied Basha Tel: 203-897-4431 Telecopy: 203-873-5019 javied.basha@rbs.com	$21,061,224.00

Barclays Bank PLC c/o Barclays Capital 745 7th Avenue, 26th Floor New York, NY 10019 Attn: May Huang Tel: 212-526-0787 Telecopy: 212-526-5115 May.Huang@barcap.com	$21,061,224.00

Citibank, N.A. 388 Greenwich Street, 34th Floor New York, NY 10013 Attn: Amit Vasani Tel: 212.816.4166 Telecopy: 212.816.8098 amit.vasani@citi.com	$21,061,224.00

Deutsche Bank AG New York Branch c/o Deutsche Bank Securities Inc. Capital Markets and Treasury Solutions 700 Louisiana Street Houston, TX 77003 Attn: Shaheed Momin Tel: 832.239.4632 Telecopy: 832.348.0870 Shaheed.momin@db.com	$21,061,224.00

Wells Fargo Bank, National Association 90 S. 7th Street MAC: N9305-077 Minneapolis, MN 55402 Attn: Scott Bjelde Tel: 612-667-6126 Telecopy: 612-316-0506 scott.bjelde@wellsfargo.com	$21,061,224.00

Royal Bank of Canada Three World Financial Center New York, NY 10281 Tel: 212-858-7374 Telecopy: 212-428-6201 frank.lambrinos@rbccm.com	$18,244,898.00

SunTrust Bank 303 Peachtree St NE 4th Floor Atlanta, GA 30308 Tel: 404-658-4692 Telecopy: 404-827-6270 Andrew.johnson@suntrust.com SunTrust Bank 211 Perimeter Pkwy Center Atlanta, GA 30346 Attn: TinaMarie Edwards Tel: 770-352-5153 Telecopy: 404-588-4456 Tinamarie.edwards@suntrust.com	$18,244,898.00

The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch 1251 Avenue of the Americas, 12th Floor New York, NY 10020-1104 Attn: Alan Reiter Tel: 212-782-5649 Telecopy: 212-782-6440 areiter@us.mufg.jp	$18,244,898.00

U.S. Bank National Association 461 Fifth Avenue, 8th Floor New York, NY 10017 Attn: J. James Kim Tel: 917-326-3924 Telecopy: 646-935-4551 jjames.kim@usbank.com	$18,244,898.00

Mizuho Bank (USA) 1251 Avenue of the Americas New York, NY 10020 Attn: Adam Cohen Tel: 212-282-3568 Telecopy: 212-282-4488 adam.cohen@mizuhocbus.com	$18,244,898.00

Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York NY 10010 Attn: Shweta Kharva Tel: 919-994-4787 Telecopy: 1-866-469-3871 shweta.kharva@credit-suisse.com 18664693871@docs.ldsprod.com	$12,244,898.00

Goldman Sachs Bank USA c/o Goldman, Sachs & Co. 30 Hudson St., 38th Floor Jersey City, NJ 07302 Attn: Lauren Day Tel: 212-934-3921 Telecopy: 917-977-3966 gsd.link@gs.com	$12,244,898.00

Morgan Stanley Bank, N.A. 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Attn: Steve Delany Tel: 443-627-4326 Telecopy: 212-404-9645 docs4secportfolio@morganstanley.com Docs4loans@ms.com	$12,244,898.00

Regions Bank 5005 Woodway Drive, Ste. 110 Houston, TX 77056 Attn: Joey Powell Tel: 713 426-7236 Telecopy: 713-426-7180 joey.powell@regions.com	$6,244,898.00

Comerica Bank 910 Louisiana St. Ste 410 Houston, TX 77002 Attn: Joey Powell Tel: 713-220-5527 Telecopy: 713-220-5631 jbpowell@comerica.com	$6,122,449.00

PNC Bank, National Association Three PNC Plaza 225 Fifth Avenue Pittsburgh, PA 15222 Attn: Robin Bunch Tel: 412-768-5337 Telecopy: 412-762-6484 ROBIN.BUNCH@PNC.COM	$6,122,449.00

The Northern Trust Company 50 S LaSalle, M27 Chicago, IL 60603 Attn: Keith Burson Tel: 312-444-3099 Telecopy: 312-557-1425 KB101@ntrs.com	$6,122,449.00

Total:	$300,000,000.00